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                                                                     Exhibit 4.7


                     WARRANT REGISTRATION RIGHTS AGREEMENT


                               Dated May 21, 1998


                                  By and Among


                         ONEPOINT COMMUNICATIONS CORP.


                            BEAR, STEARNS & CO. INC.


                                      and


                     NATIONSBANC MONTGOMERY SECURITIES LLC

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                               TABLE OF CONTENTS


                                                                            Page
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
 Section 1. Definitions.....................................................   1

 Section 2. Registration Rights.............................................   5

       2.1. Demand Registration After Triggering Event......................   5
       2.2. Piggy-Back Registration.........................................   7
       2.3. Limitations, Conditions and Qualifications to Obligations Under
              Registration Covenants........................................  10
       2.4. Restrictions on Sale by the Company and Others..................  11
       2.5. Rule 144 and Rule 144A..........................................  12

 Section 3. "Market Stand-Off" Agreement....................................  12

 Section 4. Registration Procedures.........................................  13

 Section 5. Section Indemnification.........................................  18

 Section 6. Miscellaneous...................................................  21

                     WARRANT REGISTRATION RIGHTS AGREEMENT


          THIS WARRANT REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into May 21, 1998, by and among ONEPOINT COMMUNICATIONS CORP., a Delaware corporation (the "Company"), and BEAR, STEARNS & CO. INC. and NATIONSBANC MONTGOMERY SECURITIES LLC (each an "Initial Purchaser" and collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated as of May 15, 1998 among the Company and the Initial Purchasers (the "Purchase Agreement"), relating to, among other things, the sale by the Company to the Initial Purchasers of an aggregate of 175,000 Units, each Unit consisting of $1,000 principal amount at maturity of 14 1/2% Senior Notes due 2008 and one Warrant, each initially exercisable for 0.635 shares of Common Stock, par value $0.01 per share, of the Company. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and the Holders (as defined herein), among other things, the registration rights for the Warrant Shares (as defined herein) set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:


          Section 1. Definitions. As used in this Agreement, the following defined terms shall have the following meanings:

          "Advice" has the meaning ascribed to such term in the last paragraph of Section 4 hereof.

          "Affiliate" has the meaning given it in Rule 144 of the Securities Act of 1933, as amended.

          "Business Day" means any day other than a Legal Holiday.

          "Capital Stock" means, with respect to the Company, any and all shares, interests, rights to purchase, warrants, options, participations, or other equivalents of, or interests (however designated) in stock issued by the Company.

          "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

          "Company" shall have the meaning ascribed to that term in the preamble of this Agreement and shall also include the Company's permitted successors and assigns.

          "Demand Registration" has the meaning ascribed to such term in Section 2.1(a) hereof.

          "DTC" has the meaning ascribed to such term in Section 4(i) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Holder" means each of the Initial Purchasers, for so long as it owns any Warrant Shares, and each of its successors, assigns and direct and indirect transferees who become registered owners of such Warrant Shares.

          "Included Securities" has the meaning ascribed to such term in Section 2.1(a) hereof.

          "indemnified party" has the meaning ascribed to such term in Section 5(c) hereof.

          "indemnifying party" has the meaning ascribed to such term in Section 5(c) hereof.

          "Indenture" means the Indenture dated as of May 21, 1998, as amended or supplemented from time to time, between the Company and Harris Trust and Savings Bank, as Trustee, pursuant to which the Notes are issued.

          "Initial Purchasers" has the meaning ascribed to such term in the preamble hereof.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or Chicago, Illinois, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

          "Notes" means the aggregate of $175,000,000 principal amount of 14 1/2% Senior Notes due 2008 of the Company issued under the Indenture.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "Piggy-Back Registration" has the meaning ascribed to such term in
Section 2.2(a) hereof.

          "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          "Public Equity Offering" means an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

          "Purchase Agreement" has the meaning ascribed to such term in the preamble hereof.

          "Registrable Securities" means any of (i) the Warrant Shares and (ii) any other securities issued or issuable with respect to any Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, unless, in each case, such Warrant Shares have been offered and sold to the Holder pursuant to an effective Registration Statement under the Securities Act declared effective prior to the exercisability of the Warrants and such securities may be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder. As to any particular Registrable Securities held by a Holder, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (ii) such securities may at the time of determination be sold to the public pursuant to Rule 144 without any restriction on the amount of securities which may be sold by such Holder or Rule 144(k) (or any similar provision then in force, but not Rule 144A) promulgated under the Securities Act without the lapse of any further time or the satisfaction of any condition, (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or
(iv) such securities shall have ceased to be outstanding.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses of Holders (it being

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understood that Registration Expenses shall not include, as to the fees and expenses of counsel, the fees and expenses of more than one counsel for the Holders).

          "Registration Statement" means any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Requisite Securities" means a number of Registrable Securities equal to not less than 25% of the Registrable Securities then outstanding held in the aggregate by all Holders; provided, however, that with respect to any action to be taken at the request of the Holders of the Registrable Securities prior to such time as the Warrants have expired pursuant to the terms thereof and of the Warrant Agreement, each Warrant outstanding shall be deemed to represent that number of Registrable Securities for which such Warrant would be then exercisable.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "SEC" means the Securities and Exchange Commission or any successor.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Selling Holder" means a Holder who is selling Registrable Securities in accordance with the provisions of Section 2.1 or 2.2.

          "Triggering Event" means the occurrence of any of the following events: (i) the day immediately prior to a Change of Control, (ii) the 180th day (or such earlier date as determined by the Company in its sole discretion) following the initial Public Equity Offering of the Company or (iii) other than as a result of the initial Public Equity Offering of the Company, the day on which a class of common equity securities of the Company is listed on a national securities exchange or authorized for quotation on the Nasdaq National Market System or is otherwise subject to registration under the Exchange Act.

          "Warrant Agent" means Harris Trust and Savings Bank and any successor Warrant Agent for the Warrants pursuant to the Warrant Agreement.

          "Warrant Agreement" means the Warrant Agreement dated May 21, 1998 between the Company and Harris Trust and Savings Bank, as Warrant Agent, as amended or supplemented from time to time in accordance with the terms thereof.

          "Warrants" means the warrants of the Company issued pursuant to the Warrant Agreement.

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

          "Warrant Share Prospectus" means the prospectus included in any Warrant Share Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Warrant Share Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Warrant Share Prospectus.

          "Warrant Share Registration Statement" has the meaning ascribed to that term in Section 5(a) hereof.

          "Warrant Shares" means the shares of Common Stock deliverable upon exercise of the Warrants.

          Section 2.  Registration Rights.

          2.1.  Demand Registration After Triggering Event.

          (a) Registration Rights. Commencing on the earlier of May 21, 2003 or the occurrence of a Triggering Event, Holders owning, individually or in the aggregate, not less than the Requisite Securities may make a written request for one registration under the Securities Act of their Registrable Securities (a "Demand Registration"). Subject to Section 2.3 hereof, within 120 days of the receipt of such written request for a Demand Registration, the Company shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a Registration Statement with respect to such Registrable Securities. Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Subject to Section 2.3 hereof, the Company shall give written notice of such registration request to all other Holders of Registrable Securities within 20 days after the receipt thereof. Within 30 days after the date of such notice from the Company, any Holder may request in writing that such Holder's Registrable Securities be included in such Registration Statement and the Company shall include in such Registration Statement the Registrable Securities of any such Holder requested to be so included (the "Included Securities"). Each such request by such other Holders shall specify the number of Included Securities proposed to be sold and the intended method of disposition thereof. Subject to Sections 2.1(b) and 2.1(f) hereof, the Company shall be required to register Registrable Securities pursuant to this Section 2.1(a) only once.

          Subject to Section 2.1(f) hereof, no other securities of the Company except (i) Registrable Securities held by any Holder, (ii) equity securities to be offered and sold for the account of the Company and (iii) any equity securities of the Company held by any Person having "piggy-back" registration rights pursuant to any contractual obligation of the Company shall be included in a Demand Registration; provided, however, that no such securities for the account of the Company or any other Person shall be so included unless, in connection with any underwritten offering, the managing underwriter or underwriters confirm to the Holders of

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Registrable Securities to be included in such Demand Registration that the inclusion of such other securities will not be likely to affect the price at which the Registrable Securities may be sold. The inclusion of any such securities for the account of the Company or any other Person shall be on the same terms as that of the Registrable Securities.

          (b) Effective Registration. A Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Company has complied in a timely manner and in all material respects with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has become effective, the offering of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the SEC or any other governmental or administrative agency or court that prevents, restrains or otherwise limits the sale of Registrable Securities pursuant to such Registration Statement for any reason not attributable to any Holder participating in such registration and such Registration Statement has not become effective within a reasonable time period thereafter (not to exceed 45 days), such Registration Statement will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) a Demand Registration does not remain effective under the Securities Act until at least the earlier of (A) an aggregate of 180 days after the effective date thereof or
(B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby, then such registration shall not count towards determining if the Company has satisfied its obligation to effect one Demand Registration pursuant to this Section 2.1. For purposes of calculating the 180-day period referred to in the preceding sentence, any period of time during which such Registration Statement was not in effect shall be excluded. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

          (c) Underwritten Registrations. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company.

          No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities shall be required to enter into a custody or escrow agreement or power of attorney with respect to Registrable Securities to be sold in connection with such underwriting arrangements.

          (d) Expenses. The Company will pay all Registration Expenses in connection with the registrations requested pursuant to Section 2.1(a) hereof. Each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement requested pursuant to this Section 2.1.

          (e)  Priority in Demand Registration.  In a registration pursuant to
Section 2.1 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders who have requested such Demand Registration or who have sought inclusion therein that in such underwriter's or underwriters' opinion the total number of securities which the Selling Holders and any other Person desiring to participate in such registration intend to include in such offering is such as to affect adversely the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event, securities shall be registered in such registration in the following order of priority: (i) first, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement, (ii) second, provided that no securities sought to be included by the Holders of Registrable Securities have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons) and
(iii) third, provided that no securities of any other Person sought to be included therein have been excluded from such registration, securities to be offered and sold for the account of the Company.

          If any securities of a Holder have been excluded from a registration statement pursuant to the provisions of the foregoing paragraph, then such registration shall not count towards determining whether the Company has satisfied its obligation to effect one Demand Registration pursuant to Section
2.1 hereof.


          2.2.  Piggy-Back Registration.

          (a) Registration Rights. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of Common Stock (other than (i) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC), (ii) a Registration Statement filed in connection with an offering of securities solely to the Company's existing security holders or any offer of debt securities or convertible debt securities or (iii) a Demand Registration), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 15 days before the anticipated filing date or 10 days if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing not later than the earlier of

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(i) 15 days after notice of the proposed filing and (ii) 15 days prior to the anticipated effective date of the Registration Statement (or eight days after the notice of the proposed filing if the Company is subject to filing reports under the Exchange Act and able to use Form S-3 under the Securities Act) after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of
(A) 90 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. Subject to Section 2.2(b), the Company shall cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Selling Holders. The Piggy-Back Registration right of holders of Warrants and Warrant Shares shall not apply to any Public Equity Offering that is the initial Public Equity Offering of the Company unless the securities of other Selling Holders are to be included therein. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.2.

          No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration upon the request of Holders of Registrable Securities pursuant to Section 2.1 hereof, and no failure to effect a registration under this Section 2.2 and to complete the sale of securities registered thereunder in connection therewith shall relieve the Company of any other obligation under this Agreement.

          (b) Priority in Piggy-Back Registration. In a registration pursuant to Section 2.2 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (1) in cases only involving the registration for sale of securities for the Company's own account (other than pursuant to the exercise of "piggy-back" rights herein and in other contractual commitments of the Company), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement together with the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company existing as of the date hereof, pro rata based upon the aggregate amount of securities then held, and (iii) third, provided that no securities sought to be included by the Company, the Holders or the other Persons described in the immediately preceding clause (ii) have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (pro rata based on the amount of securities sought to be registered by such Persons); and
(2) in cases not involving the registration for sale of securities for the Company's own account only, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities there shall be no priority and Registrable Securities sought to be included by Holders of Registrable Securities shall be included pro rata based on the amount of securities sought to be registered by such Persons), (ii) second, provided that no securities of such Person referred to in the immediately preceding clause (i) have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement together with the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to a contractual commitment of the Company existing as of the date hereof, pro rata based upon the aggregate amount of securities held; (iii) third, provided that no securities of such Person referred to in the immediately preceding clause (i) or (ii) or the Holders have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments (pro rata based on the amount of securities sought to be registered by such Persons) and (iv) fourth, provided that no securities of any other Person have been excluded from such registration, the securities which the Company proposes to register.

          If, as a result of the provisions of this Section 2.2(b), any Selling Holder shall not be entitled to include all Registrable Securities in a Piggy-Back Registration that such Selling Holder has requested to be included, such Selling Holder may elect to withdraw his request to include Registrable Securities in such registration.

          (c) Underwritten Registrations. If any of the Registrable Securities covered by a Piggy-Back Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Company.

          No Holder of Registrable Securities may participate in any underwritten registration as contemplated by this Section 2.2 unless such Holder
(a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities shall be required to enter into a custody or escrow agreement or power of attorney with respect to Registrable Securities to be sold in connection with such underwriting arrangements.

          (d) Expenses. The Company will pay all Registration Expenses in connection with the registrations requested pursuant to Section 2.2(a) hereof. Each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to this Section 2.2.

          2.3. Limitations, Conditions and Qualifications to Obligations Under Registration Covenants.

          (a) The obligations of the Company set forth in Sections 2.1 and 2.2 hereof are subject to each of the following limitations, conditions and qualifications:

               (i) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it hereunder; provided, however, that the duration of such postponement or suspension may not exceed the earlier to occur of (A) 15 days after the cessation of the circumstances described in the next sentence of this paragraph on which such postponement or suspension is based or (B) 90 days after the date of the determination of the Board of Directors referred to in the next sentence, and the duration of such postponement or suspension shall be excluded from the calculation of the 180-day period described in Section 2.1(b) hereof. Such postponement or suspension may be effected only if the Board of Directors of the Company determines reasonably and in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would materially impede, delay or interfere with any financing, offer or sale of securities, acquisition, divestiture, corporate reorganization or other significant transaction involving the Company or any of its Affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, which financing, offer or sale of securities, acquisition, divestiture, corporate reorganization or other significant transaction had been initiated at the time of the filing of such Registration Statement; provided, however, that the Company shall not be entitled to such postponement or suspension more than twice in any twelve-month period. If the Company shall so postpone the filing of a Registration Statement it shall, as promptly as possible, deliver a certificate signed by the Chief Executive Officer of the Company to the Selling Holders as to such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the single Demand Registration the Company may be required to effect pursuant to Section 2.1 hereof.

               (ii) The Company shall not be required by this Agreement to effect a Demand Registration within 180 days immediately following the effective date of any registration statement pertaining to a firmly underwritten offering of equity securities of the Company for its own account; provided, however, that this clause (ii) shall not apply if the underwriter of such offering consents to the request for such Demand Registration pursuant to Section 2.1(a).

          (b) The Company shall not be required by this Agreement to effect a Demand Registration within 120 days immediately following the effective date of any registration statement pertaining to a firmly underwritten offering of equity securities of the Company for the account of any security holder of the Company; provided, however, that this clause (ii) shall not apply if the underwriter of such offering consents to the request for such Demand Registration pursuant to Section 2.1(a).

          (c) The Company's obligations shall be subject to the obligations of the Selling Holders, which the Selling Holders acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

          (d) The Company shall not be obligated to cause any special audit to be undertaken in connection with any registration pursuant to this Agreement unless such audit is required by the SEC or requested by the underwriters with respect to such registration.

          2.4. Restrictions on Sale by the Company and Others. The Company covenants and agrees that (i) it shall not, and that it shall not cause or permit any of its subsidiaries to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the 30-day period prior to, and during the 180-day period beginning on, the commencement of any underwritten offering of Registrable Securities pursuant to a Demand Registration which has been requested pursuant to this Agreement, or a Piggy-Back Registration which has been scheduled, prior to the Company or any of its subsidiaries publicly announcing its intention to effect any such public sale or distribution; (ii) the Company will not, and the Company will not cause or permit any subsidiary of the Company to, after the date hereof, enter into any agreement or contract that conflicts with or limits or prohibits the full and timely exercise by the Holders of Registrable Securities of the rights herein to request a Demand Registration or to join in any Piggy-Back Registration subject to the other terms and provisions hereof; and (iii) that it shall use its reasonable best efforts to secure the written agreement of each of its officers and directors to not effect any public sale or distribution of any securities of the same class as the Registrable Securities (or any securities convertible into or exchangeable or exercisable for any such securities), or any option or right for such securities during the period described in clause (i) of this Section 2.4.

          2.5. Rule 144 and Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC (it being expressly understood that the foregoing shall not create any obligation on the part of the Company to file periodic reports or other reports under the Exchange Act at any time that it is not then required to file such reports pursuant to the Exchange Act). Upon the request of any Holder of Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

          Section 3.  "Market Stand-Off" Agreement.

          (a) Each Holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Sections
2.1 or 2.2 hereof agrees, if and to the extent reasonably requested by the lead managing underwriter with respect to an underwritten public offering, not to sell or otherwise dispose of any Registrable Securities owned by it for a period not to exceed 180 days from the consummation of such underwritten public offering; provided, however, that except for the initial Public Equity Offering of the Company, such requirement shall apply to Registrable Securities not sold in a Demand Registration or Piggy-Back Registration due to a reduction pursuant to Sections 2.1(e) or 2.2(b) hereof for a period not to exceed 90 days from such date of consummation. Such requirement shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of any Registrable Securities commencing on the date of sale of such Registrable

Securities unless it has provided 45 days prior written notice of such sale or distribution to the underwriter or underwriters.

          (b) In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3 and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. The provisions of this
Section 3 shall be binding upon any transferee of any Registrable Securities.


          Section 4. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Sections 2.1 and 2.2 hereof, the Company shall, except as otherwise provided:

          (a) Prepare and file with the SEC as soon as practicable each such Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any such Registration Statement or any Prospectus (for registrations pursuant to Sections 2.1 and 2.2 hereof) or any amendments or supplements thereto (only for registrations pursuant to Section 2.1 hereof) (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Exchange Act that would be incorporated therein by reference), the Company shall, upon request, afford promptly to the Selling Holders, their counsel and the managing underwriter or underwriters, if any, an opportunity to review copies of all such documents proposed to be filed a reasonable time prior to the proposed filing thereof. The Company shall not file any Registration Statement or Prospectus (for registrations pursuant to Sections 2.1 and 2.2 hereof) or any amendments or supplements thereto (only for registrations pursuant to Section
2.1 hereof) if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriter or underwriters, if any, shall reasonably object in writing unless failure to file any such amendment or supplement would involve a violation of the Securities Act or other applicable law.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

          (c) Notify the Selling Holders, their counsel and the managing underwriter or underwriters, if any, promptly (but in any event within two (2) Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Selling Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 4(l) below, to the knowledge of the Company, cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or
(B) the initiation of any proceeding for such purpose, (v) of the happening at any time prior to the completion of the distribution of the securities registered pursuant to such Registration Statement of any event, the existence of any condition or information becoming known that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

          (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable.

          (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering (only for registrations pursuant to Section 2.1 hereof), (i) promptly incorporate in a prospectus supplement or post effective amendment such information as the managing underwriter or underwriters, if any, or such Selling Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

          (f) Furnish to each Selling Holder of Registrable Securities who so requests and to counsel for the Selling Holders of Registrable Securities and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

          (g) Deliver to each Selling Holder of Registrable Securities, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

          (h) Prior to any offering of Registrable Securities, to register or qualify, and cooperate with the Selling Holders of Registrable Securities, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as the managing underwriter or underwriters reasonably request in writing, or, in the event of a non-underwritten offering, as the Holders of a majority of the Registrable Securities may request included in such offering; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform blue sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any jurisdiction where it is not then so subject.

          (i) Cooperate with the Selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Selling Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.

          (j) Upon the occurrence of any event contemplated by Section 4(c)(v) or 4(c)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 4(a) hereof, file such with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Prior to the effective date of a Registration Statement, (i) provide the registrar for the Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

          (l) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in any underwritten offering to be made of the Registrable Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) use reasonable efforts to obtain opinions of counsel to the Company and updates thereof, addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if applicable, the subsidiaries of the Company) and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired or invested in by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters and as permitted by the Statement of Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to such agreement. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

          (m) Make available for inspection by a representative of the Selling Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the Selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Person in connection with such Registration Statement; provided, however, that all material non-public information shall be kept confidential by such Person, except to the extent that (i) the disclosure of such information is necessary or advisable to avoid or correct a misstatement or omission in the Registration Statement or in any Prospectus; provided, however, that prior notice is given to the Company, and the Company's legal counsel and such Selling Holder's legal counsel concur that disclosure is required, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Person and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Person pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (m)) and that such Person shall take all actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any such Person, or
(iv) such information has been made generally available to the public.

          (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover such 12-month periods.

          (o) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

          (p) Cooperate with the Selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities.

          Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any seller for so long as such seller fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable Securities is to be disclosed in the Registration Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

          Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iv), 4(c)(v), or 4(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will, at the Company's expense, deliver to the Company all copies, other than permanent file copies, then in such Holder's actual possession of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that nothing herein shall create any obligation on the part of any Holder to undertake to retrieve or return any such Prospectus not within the actual possession of such Holder. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof or (y) the Advice.

          Section 5. Section  Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus, Prospectus or in any registration statement pursuant to which Registrable Securities were registered under the Securities Act or in any registration statement filed by the Company covering the issuance of Warrant Shares and resales thereof (a "Warrant Share Registration Statement") (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Registrable Securities, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders. Notwithstanding the foregoing, the Company shall not be liable with respect to any Registration, to the extent that any such Loss arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if
(i) the Selling Holder of Registrable Securities failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting such Loss or who purchased such Registrable Securities which are the subject thereof and (ii) the Prospectus would have corrected such untrue statement or omission or alleged untrue statement or alleged omission.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement or Warrant Share Registration Statement, as the case may be. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Registrable Securities pursuant to a Registration Statement or Warrant Share Registration Statement, as the case may be, exceeds (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 5(a) and 5(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 5(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 5(a), and by the Company, in the case of parties indemnified pursuant to Section 5(b). No indemnifying party shall be liable for any settlement of any claim or action effected without its prior written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d)  To the extent that the indemnification provided for in this
Section 5 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Registrable Securities or (ii) if the allocation provided by clause 5(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (e) The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 5, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Registrable Securities pursuant to a Registration Statement or a Warrant Share Registration Statement exceeds the sum of (i) the amount paid by such Holder for such Registrable Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 5(c) are several in proportion to the respective principal amount of Registrable Securities held by each Holder hereunder and not joint.

          Section 6. Miscellaneous.

          (a) No Inconsistent Agreements. The Company represents and warrants to the Holders that it has not entered into nor will the Company on or after the date of this Agreement enter into, or cause or permit any of its subsidiaries to enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities, if any, under any such agreements.

          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of Holders of not less than a majority of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that Section 5 hereof and this Section 6(b) may not be amended, modified or supplemented without the prior written consent of each Holder (including any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement or a Warrant Share Registration Statement) affected by such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of not less than a majority of the Registrable Securities proposed to be sold by such Holders pursuant to such Registration Statement.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered or certified first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address of Holder as set forth in the register for the Warrants or the Warrant Shares, which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the address set forth below the Company's name on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c), with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60606, Attention: Laurie Gunther, and thereafter at such other address notice of which is given in accordance with the provisions of this
Section 6(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Warrants and/or Registrable Securities, in any manner, whether by operation of law or otherwise, such Warrants and/or Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Warrants and/or Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          (h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (i) Entire Agreement. This Agreement, together with the Purchase Agreement and the Warrant Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Purchase Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (j) Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (k) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities or Warrants is required hereunder, Registrable Securities or Warrants held by the Company or by any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

          (l) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement.


                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              ONEPOINT COMMUNICATIONS CORP.



                              By: /s/ James A. Otterbeck
                                 -------------------------------------------
                                 Name: James A. Otterbeck
                                 Title: Chairman and Chief Executive Officer

                                    Address for Notices:

                                    2201 Waukegan Road
                                    Suite E-200
                                    Bannockburn, Illinois 60015
                                    Telecopier: (847) 374-1070

                              BEAR, STEARNS & CO. INC.,
                              on behalf of the Initial Purchasers



                              By: /s/ J. Andrew Bugas
                                 -----------------------------------
                                 Name: J. Andrew Bugas
                                 Title: Senior Managing Director